For Immediate Release

Company Contacts:
Steven A. Shallcross
Senior Vice President & CFO
Vanda Pharmaceuticals Inc.
(240) 599-4500
steven.shallcross@vandapharma.com

Vanda Pharmaceuticals Announces Board Changes

ROCKVILLE, Md. - June 5, 2007 - / PR Newswire-FirstCall / Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced that Howard H. Pien has been appointed to Vanda’s Board of Directors effective immediately, replacing Dr. James B. Tananbaum who has served as a director of Vanda since 2004. In his role as director Mr. Pien will serve as a member of the Compensation Committee, also in replacement of Dr. Tananbaum.

“We are pleased to strengthen our Board with a capable executive like Howard,” said Mihael H. Polymeropoulos, M.D., President and CEO of Vanda. “His broad pharmaceutical industry experience will provide our company with additional strategic insight as we advance the development and commercialization of our clinical assets.” “I would like to thank Jim Tananbaum for his invaluable contributions in building our company,” Dr. Polymeropoulos added.

Mr. Pien was recently appointed President and Chief Executive Officer and Director of Medarex, Inc. He has more than 20 years of industry experience and was most recently President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he first served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology in 1979 and an M.B.A. from Carnegie-Mellon University in 1981.

About Vanda Pharmaceuticals Inc.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders. The company has three product candidates in clinical development. Vanda’s lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and has recently completed its Phase III program in schizophrenia. Vanda’s second product candidate, VEC-162, is a compound for the treatment of sleep and mood disorders which is currently in Phase III for insomnia. Vanda’s third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness that is in a Phase II clinical trial. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as, but not limited to, “suggest,” “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “may,” “would,” “should,” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s product candidates, a lack of acceptance of Vanda’s product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section (Part II, Item 1A) of Vanda’s report on Form 10-Q for the quarter ended March 31, 2007 (File No. 000-51863). No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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SOURCE Vanda Pharmaceuticals Inc.
6/05/2007

CONTACT: Steven A. Shallcross, Senior Vice President, Chief Financial Officer of Vanda Pharmaceuticals Inc., +1-240-599-4500

Web site: http://www.vandapharma.com
(VNDA)

CO: Vanda Pharmaceuticals Inc.